EXHIBIT 32.1

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly  Report of EGPI Firecreek, Inc. (the "Company") on Form 10-Qfor the period ending September 30, 2008, as filed with the Securities  and Exchange  Commission on the date hereof (the  "Report"),  I,  Doug D Agata,  Authorized  Officer  of the Company,  certify,  pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 21, 2008

/s/ Doug D’Agata
Doug D’Agata
Authorized Officer